Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE Tuesday, April 24, 2018	COMPANY CONTACT: INVESTOR RELATIONS CONTACT: Daniel Wong - (808) 835-3700 Investor.Relations@HawaiianAir.com MEDIA RELATIONS CONTACT: Alex Da Silva - (808) 835-3712 Alex.DaSilva@HawaiianAir.com

Hawaiian Holdings Reports 2018 First Quarter Financial Results

HONOLULU — April 24, 2018 — Hawaiian Holdings, Inc. (NASDAQ: HA) (the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the first quarter of 2018.

First Quarter 2018 - Key Financial Metrics
	GAAP	YoY Change	Adjusted	YoY Change
Net Income	$28.5M	($5.1M)	$55.8M	+$3.1M
Diluted EPS	$0.56	($0.06)	$1.09	+$0.11
Pre-tax Margin	5.6%	(2) pts.	11.0%	(1.6) pts.

"2018 is off to a great start," said Peter Ingram, Hawaiian Airlines president and CEO. "Despite an uptick in competitive capacity in the first quarter, we generated more revenue and carried more guests than any first quarter in our history. No one should be surprised that Hawaiian rose to the challenge. My colleagues on the ground and in the air are without peer - delivering operational excellence coupled with authentic Hawaiian hospitality. Our outstanding first quarter results would not have been possible without the passion and excellence they bring to this airline. It is an honor to serve with them.

"We are excited for the year ahead, and look forward to continuing to demonstrate that Hawaiian is now, and will remain, the carrier of choice to Hawai‘i."

Statistical information, as well as a reconciliation of the non-GAAP financial measures, can be found in the accompanying tables.

Liquidity and Capital Resources

The Company's Board of Directors declared a quarterly cash dividend of 12 cents per share to be paid on May 25, 2018, to all shareholders of record as of May 11, 2018.

The Company repurchased approximately 549,000 shares of its common stock for approximately $20 million in the first quarter, which leaves approximately $80 million remaining under its share repurchase program.

As of March 31, 2018, the Company had:

·                  Unrestricted cash, cash equivalents and short-term investments of $524 million
·                  Outstanding debt and capital lease obligations of $558 million

First Quarter 2018 Highlights

Awards and Recognition

•
Recognized as a winner in the 2018 TripAdvisor Travelers' ChoiceTM awards for Airlines across three categories for the North America region, including Travelers' Choice - North America, Travelers' Choice Business Class - North America, and Travelers' Choice Economy Class - North America.

Leadership and People

•	Effective March 1, 2018, welcomed Peter Ingram as its new president and chief executive officer (CEO) following the retirement of former president and CEO, Mark Dunkerley.

•
Strengthened its senior leadership team with the promotions of John Jacobi to Senior Vice President, Information Technology; Jim Landers to Senior Vice President, Technical Operations; and Brent Overbeek to Senior Vice President, Revenue Management and Network Planning.

•	Celebrated record-setting results in 2017 by rewarding its more than 6,700 employees with $23.8 million in profit sharing, the largest annual payment in Hawaiian's history.

Operational

•	Carried nearly 2.9 million guests across its network, a record for the first quarter.

Partnerships

•	Deepened its reach into Japan by commencing code-share operations with Japan Airlines (JAL) under a new comprehensive partnership between the two airlines.

New Routes

•	Expanded its routes to the Pacific Northwest with the launch of new daily non-stop service between Portland International Airport (PDX) and Maui's Kahului Airport (OGG).

•
Expanded its routes to Southern California with the announcement of new daily non-stop flights between Long Beach Airport (LGB) and Honolulu's Daniel K. Inouye International Airport (HNL) beginning May 2018.

Product and Loyalty

•
Extended its partnership with Barclaycard US, Hawaiian's co-branded credit card partner, under a new agreement through 2024 that includes improved economics for Hawaiian and enhanced product offerings for cardholders.

Fleet and Financing

•
Selected its wide-body aircraft of the future by executing a non-binding letter of intent with Boeing for the purchase of 10 new 787-9 "Dreamliner" aircraft for delivery starting 2021, with purchase rights for an additional 10 aircraft.

Second Quarter and Full Year 2018 Outlook

The table below summarizes the Company’s expectations for the second quarter ending June 30, 2018, and the full year ending December 31, 2018, expressed as an expected percentage change compared to the results for the quarter ended June 30, 2017, or the full year ended December 31, 2017, as applicable.

For the full year ending December 31, 2018, the Company expects its effective tax rate to be in the range of 24% to 26%.

	Second Quarter		GAAP Second Quarter
Item	2018 Guidance	GAAP Equivalent	2018 Guidance
ASMs	Up 5.0% to up 7.0%
Operating revenue per ASM	Flat to up 3.0%
Cost per ASM excluding fuel and special items (a)	Up 4.0% to up 7.0%	Cost per ASM (a)	Up 8.6% to up 12.1%
Gallons of jet fuel consumed	Up 5.0% to up 7.0%
Economic fuel cost per gallon (b)(c)	$2.00 to $2.10	Fuel cost per gallon (b)	$2.11 to $2.21

	Full Year		GAAP Full Year
Item	2018 Guidance	GAAP Equivalent	2018 Guidance
ASMs	Up 5.0% to up 8.0%
Cost per ASM excluding fuel and special items (a)	Up 0.5% to up 3.5%	Cost per ASM (a)	Up 5.4% to up 8.9%
Gallons of jet fuel consumed	Up 3.0% to up 6.0%
Economic fuel cost per gallon (b)(c)	$2.05 to $2.15	Fuel cost per gallon (b)	$2.12 to $2.22

(a) See Table 4 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and special items.
(b) Fuel cost per gallon estimates are based on the April 12, 2018, fuel forward curve.
(c) See Table 3 for a reconciliation of GAAP fuel costs to economic fuel costs.

New Revenue Recognition Accounting Standard

As of January 1, 2018, the Company adopted Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, which affects the Company's accounting for frequent flyer mileage sales, passenger revenue, other operating revenue, and selling costs. The prior periods presented have been recast to reflect adoption of these new standards.

For additional details on the impact of the standard, see the Company's Annual Report on Form 10-K for the year ended December 31, 2017, and the Company's future filings beginning with its Quarterly Report on Form 10-Q for the first quarter of 2018.

Investor Conference Call

Hawaiian Holdings’ quarterly earnings conference call is scheduled to begin today (April 24, 2018) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at www.HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived for 90 days on the investor relations section of the Company's website.

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance for each of the past 14 years (2004-2017) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawai‘i.

Now in its 89th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline. Hawaiian offers non-stop service to Hawai‘i from more U.S. gateway cities (11) than any other airline, along with service from Japan, South Korea, China, Australia, New Zealand, American Samoa and Tahiti. Hawaiian also provides approximately 170 jet flights daily between the Hawaiian Islands, with a total of more than 250 daily flights system-wide.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian's Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian's LinkedIn page.

For media inquiries, please visit Hawaiian Airlines' online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, the Company’s expectations regarding available seat miles, cost per available seat mile, cost per available seat mile excluding fuel and special items, gallons of jet fuel consumed, fuel cost per gallon, and economic fuel cost per gallon for the quarter ending June 30, 2018 and for the full year ending December 31, 2018; the Company's expectations regarding operating revenue per available seat mile for the quarter ending June 30, 2018; the statements of our president and CEO; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarterly and annual results; economic volatility; macroeconomic developments; political developments; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates; the Company’s dependence on tourist travel; labor negotiations and related developments; competitive pressures, including the potential impact of rising industry capacity between North America and Hawai‘i; the Company's ability to continue to generate sufficient cash flow to support the payment of a quarterly dividend; changes in the Company's future capital needs; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data) (unaudited)

	Three Months Ended March 31,
	2018	2017 (a)	% Change
Operating Revenue:
Passenger	$611,600	$563,752	8.5%
Other	53,812	42,457	26.7%
Total	665,412	606,209	9.8%
Operating Expenses:
Wages and benefits	168,709	151,053	11.7%
Aircraft fuel, including taxes and delivery	133,446	103,538	28.9%
Maintenance, materials and repairs	58,141	59,404	(2.1)%
Aircraft and passenger servicing	36,518	34,290	6.5%
Depreciation and amortization	32,245	27,468	17.4%
Commissions and other selling	31,925	29,642	7.7%
Aircraft rent	31,900	33,135	(3.7)%
Other rentals and landing fees	30,815	28,336	8.7%
Purchased services	31,121	26,637	16.8%
Contract terminations expense	35,322	—	100.0%
Special items	—	18,679	(100.0)%
Other	39,005	31,997	21.9%
Total	629,147	544,179	15.6%
Operating Income	36,265	62,030	(41.5)%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(8,555)	(8,003)
Gains (losses) on fuel derivatives	4,617	(8,798)
Interest income	1,474	1,152
Capitalized interest	2,238	1,760
Other, net	1,056	(1,924)
Total	830	(15,813)
Income Before Income Taxes	37,095	46,217
Income tax expense	8,553	12,572
Net Income	$28,542	$33,645
Net Income Per Common Stock Share:
Basic	$0.56	$0.63
Diluted	$0.56	$0.62
Weighted Average Number of Common Stock Shares Outstanding:
Basic	51,055	53,562
Diluted	51,199	53,980

(a) Amounts recast due to the adoption of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers.

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data (unaudited)

	Three months ended March 31,
	2018		2017		% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations (a) :
Revenue passengers flown	2,891		2,704		6.9%
Revenue passenger miles (RPM)	4,030,657		3,797,725		6.1%
Available seat miles (ASM)	4,731,314		4,521,098		4.6%
Passenger revenue per RPM (Yield)	15.17	¢	14.84	¢	2.2%
Passenger load factor (RPM/ASM)	85.2%		84.0%		1.2	pt.
Passenger revenue per ASM (PRASM)	12.93	¢	12.47	¢	3.7%
Total Operations (a) :
Revenue passengers flown	2,892		2,704		7.0%
Revenue passenger miles (RPM)	4,030,783		3,798,493		6.1%
Available seat miles (ASM)	4,731,498		4,522,353		4.6%
Operating revenue per ASM (RASM)	14.06	¢	13.40	¢	4.9%
Operating cost per ASM (CASM)	13.30	¢	12.03	¢	10.6%
CASM excluding aircraft fuel, contract terminations expense, and special items (b)	9.73	¢	9.33	¢	4.3%
Aircraft fuel expense per ASM (c)	2.82	¢	2.29	¢	23.1%
Revenue block hours operated	48,747		45,005		8.3%
Gallons of jet fuel consumed	65,279		61,738		5.7%
Average cost per gallon of jet fuel (actual) (c)	$2.04		$1.68		21.4%
Economic fuel cost per gallon (c)(d)	$1.96		$1.64		19.5%

(a)	Includes the operations of the Company's contract carrier under a capacity purchase agreement.

(b)	See Table 4 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and special items.

(c)	Includes applicable taxes and fees.

(d)	See Table 3 for a reconciliation of GAAP fuel costs to economic fuel costs.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense
(in thousands, except per-gallon amounts) (unaudited)

The Company believes that economic fuel expense is a good measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period. The Company defines economic fuel expense as GAAP fuel expense plus losses/(gains) realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three months ended March 31,
	2018	2017	% Change
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$133,446	$103,538	28.9%
Realized losses (gains) on settlement of fuel derivative contracts	(5,661)	(2,589)	118.7%
Economic fuel expense	$127,785	$100,949	26.6%
Fuel gallons consumed	65,279	61,738	5.7%
Economic fuel costs per gallon	$1.96	$1.64	19.5%

	Estimated three months ending June 30, 2018			Estimated full year ending December 31, 2018
	(in thousands, except per-gallon amounts)			(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$142,963	to	$152,445	$567,811	to	$611,346
Realized losses on settlement of fuel derivative contracts	(7,500)		(7,500)	(19,000)		(19,000)
Economic fuel expense	$135,463	to	$144,945	$548,811	to	$592,346
Fuel gallons consumed	67,731	to	69,021	267,712	to	275,510
Economic fuel costs per gallon	$2.00	to	$2.10	$2.05	to	$2.15

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per share and CASM data) (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including net income, diluted net income per share, CASM, PRASM, RASM, Passenger Revenue per RPM and EBITDAR. Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The adjustments are described below:

•
Changes in fair value of derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period. This line item includes the unrealized amounts of fuel derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts. The Company believes that excluding the impact of these derivative adjustments helps investors analyze the Company's operational performance and compare its results to other airlines in the periods presented below.

2018 contract terminations expense

•
For the three months ended March 31, 2018, the Company terminated two contracts which resulted in a $35.3 million contract terminations expense. In February 2018, the Company exercised its right to terminate its purchase agreement with Airbus for six Airbus A330-800neo aircraft and the purchase rights for an additional six Airbus A330-800neo aircraft. The Company recorded a contract termination expense to reflect a portion of the termination penalty. In January 2018, the Company entered into a transaction with its lessor to early terminate and purchase three Boeing 767-300 aircraft leases and concurrently entered into a forward sale agreement for the same three Boeing 767-300 aircraft, including two Pratt & Whitney 4060 engines for each aircraft. These aircraft were previously accounted for as operating leases. In order to exit the leases and purchase the aircraft, the Company agreed to pay a total of $67.1 million (net of all deposits) of which a portion was expensed immediately and recognized as a lease termination fee. The expensed amount represents the total purchase price over fair value of the aircraft purchased as of the date of the transaction.

2017 special items

•
On April 1, 2017, the Company's agreement with the Airline Pilots Association covering the Company's pilots for a term of 63 months became effective. The agreement includes, among various other benefits, a pay adjustment and ratification bonus based on previous service. During the three months ended March 31, 2017, the Company expensed $18.7 million principally related to a one-time payment to reduce the Company's future 401k employer contribution for certain pilot groups, which is not recoverable once paid.

	Three months ended March 31,
	2018		2017
	Total	Diluted Per Share	Total	Diluted Per Share
GAAP net income, as reported	$28,542	$0.56	$33,645	$0.62
Add: changes in fair value of derivative contracts	1,044	0.02	11,387	0.21
Add: contract terminations expense	35,322	0.69	—	—
Add: special items	—	—	18,679	0.35
Deduct: tax effect of adjustments	(9,092)	(0.18)	(11,001)	(0.20)
Adjusted net income	$55,816	$1.09	$52,710	$0.98

	Three months ended March 31,
	2018	2017
Income Before Income Taxes, as reported	$37,095	$46,217
Add: changes in fair value of derivative contracts	1,044	11,387
Add: contract terminations expense	35,322	—
Add: special items	—	18,679
Adjusted Income Before Income Taxes	$73,461	$76,283

Operating Costs per Available Seat Mile (CASM)
The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and special items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and special items (if applicable) to measure and monitor its costs.

	Three months ended March 31,
	2018	2017
GAAP operating expenses	$629,147	$544,179
Less: aircraft fuel, including taxes and delivery	(133,446)	(103,538)
Less: contract terminations expense	(35,322)	—
Less: special items	—	(18,679)
Adjusted operating expenses - excluding aircraft fuel, contract terminations expense, and special items	$460,379	$421,962
Available Seat Miles	4,731,498	4,522,353
CASM - GAAP	13.30 ¢	12.03 ¢
Less: aircraft fuel	(2.82)	(2.29)
Less: contract terminations expense	(0.75)	—
Less: special items	—	(0.41)
CASM - excluding aircraft fuel, contract terminations expense, and special items	9.73 ¢	9.33 ¢

	Estimated three months ending June 30, 2018					Estimated full year ending December 31, 2018
GAAP operating expenses	$607,850		to	$639,853		$2,446,353	to	$2,599,145
Less: aircraft fuel, including taxes and delivery	(142,963)		to	(152,445)		(567,811)	to	(611,346)
Less: contract terminations expense	—			—		(35,322)		(35,322)
Adjusted operating expenses - excluding aircraft fuel and contract terminations expense	$464,887		to	$487,408		$1,843,220	to	$1,952,477
Available Seat Miles	4,972,267		to	5,066,976		19,957,016	to	20,527,217
CASM - GAAP	12.22	¢	to	12.63	¢	12.26 ¢	to	12.66 ¢
Less: aircraft fuel	(2.87)		to	(3.01)		(2.84)	to	(2.98)
Less: contract terminations expense	—			—		(0.18)		(0.17)
CASM - excluding aircraft fuel and contract terminations expense	9.35	¢	to	9.62	¢	9.24 ¢	to	9.51 ¢

Pre-tax margin
The Company excludes unrealized gains from fuel derivative contracts, losses on extinguishment of debt, and special items from pre-tax margin for the same reasons as described above.

	Three months ended March 31,
	2018	2017
Pre-Tax Margin, as reported	5.6%	7.6%
Add: changes in fair value of derivative contracts	0.1%	1.9%
Add: contract terminations expense	5.3%	—%
Add: special items	—%	3.1%
Adjusted Pre-Tax Margin	11.0%	12.6%

Leverage ratio
The Company uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to represent long-term financial obligations. The Company excludes unrealized (gains) losses from fuel derivative contracts, losses on extinguishment of debt, and special items from earnings before interest, taxes, depreciation, amortization and rent (EBITDAR) for the reasons as described above. Management believes this metric is helpful to investors in assessing the Company’s overall debt.

	Twelve months ended
	March 31, 2018
Debt and capital lease obligations	$557,750
Plus: Aircraft leases capitalized at 7x last twelve months' aircraft rent	955,703
Adjusted debt and capital lease obligations	$1,513,453

EBITDAR:
Income Before Income Taxes	$381,699
Add back:
Interest and amortization of debt discounts and issuance costs	31,453
Depreciation and amortization	118,054
Aircraft rent	136,529
EBITDAR	$667,735

Adjustments:
Deduct: changes in fair value of derivative contracts	(14,189)
Add: contract terminations expense	35,322
Add: special items
Operating
Loss on sale of aircraft	4,771
Nonoperating
Partial settlement and curtailment loss	10,384
Loss on plan termination	35,201
Total contract terminations expense and special items	85,678
Adjusted EBITDAR	$739,224

Leverage Ratio	2.0	x